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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 14, 2003


                                   AVAYA INC.
             (Exact name of registrant as specified in its charter)


          Delaware                     1-15951               22-3713430
 (State or other jurisdiction         (Commission           (IRS Employer
      of incorporation)               File Number)         Identification No.)


                  211 Mount Airy Road                           07920
                  Basking Ridge, NJ                           (Zip Code)
      (Address of principal executive offices)

       Registrant's telephone number, including area code: (908) 953-6000




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ITEM 9. REGULATION FD DISCLOSURE


         On March 14, 2003, Avaya Inc., a Delaware corporation ("Avaya" or the "Company"), entered into restructured agreements with Expanets, Inc., a Delaware corporation ("Expanets"), and its parent company, NorthWestern Corporation, a Delaware corporation ("NorthWestern"), regarding resolution of certain operating issues and customer data and billing management services related to the March 2000 sale to Expanets of Avaya's primary distribution function for voice systems for U.S. small and mid-sized businesses. In exchange for the companies providing mutual general releases of liability concerning outstanding operational issues, the parties' agreements include the following:

     o Avaya has canceled the notes receivable and will surrender the preferred equity interests delivered to Avaya by Expanets in March 2000 in partial payment of the purchase price for the sale of the distribution function to Expanets. Primarily because the notes were by their terms subordinated to Expanets' senior debt and collection of the notes was unlikely, and the preferred equity was junior to Expanets' senior debt, the notes and Expanets' other series of preferred stock, no value was ascribed to the notes or the preferred equity in the Company's financial statements at the time of the sale. Accordingly, the Company will not record a charge related to the cancellation of the debt and equity interests.

     o Avaya has agreed to extend the payment term of approximately $27 million owed to Avaya by Expanets under a credit agreement, originally due on December 31, 2002, which will now be repaid in three equal installments on January 1, April 1 and July 1, 2004. Expanets will continue to pay interest on the credit facility on a monthly basis. No further borrowings may be made under this facility. If Expanets defaults under this facility, Avaya retains the right to require NorthWestern to purchase inventory and accounts from Avaya in an amount equal to the outstanding balance of the facility at the time of default. The credit facility also provides that a default by NorthWestern of its obligations under the facility could, at Avaya's election, be declared a default under the Expanets dealer agreement with Avaya, resulting in a termination of certain non-competition provisions contained in such agreement and permitting Avaya to sell products and services to certain of Expanets' customers.

     o Expanets and Avaya have revised their agreement in which Avaya will provide services support for Expanets' customers through the Expanets Technical Assistance Center.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AVAYA INC.



Date: March 19, 2003                      By: /s/ PAMELA F. CRAVEN
                                              ---------------------------------
                                          Name: Pamela F. Craven
                                          Title: Senior Vice President,
                                                 General Counsel and Secretary


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